                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

          We the undersigned, directors and officers of Zonagen, Inc. (the "Company"), do hereby severally constitute and appoint Joseph S. Podolski and Louis Ploth, Jr. and each or either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a registration statement (the "Registration Statement") filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to register the offer and sale by the Company of additional shares of the Company's Common Stock in connection with the offering contemplated by the Company's Registration Statement on Form S-3 (No. 333-28945) and any and all amendments or post-effective amendments to the Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each or any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     SIGNATURE                              TITLE                           DATE
     ---------                              -----                           ----
/s/  Martin P. Sutter           Chairman of the Board of Directors      July 21, 1997
--------------------------
  Martin P. Sutter

/s/  Joseph S. Podolski      Director, President and Chief Executive    July 21, 1997
--------------------------   Officer (Principal Executive Officer)
  Joseph S. Podolski

/s/  Louis Ploth, Jr.         Vice President--Business Development--    July 21, 1997
--------------------------    Chief Financial Officer and Secretary
  Louis Ploth, Jr.              (Principal Accounting Officer and
                                 Principal Financial Officer)

/s/  Steven Blasnik                          Director                   July 21, 1997
--------------------------
  Steven Blasnik

/s/  James L. Currie                         Director                   July 21, 1997
--------------------------
  James L. Currie

/s/  Timothy McInerney                       Director                   July 21, 1997
--------------------------
  Timothy McInerney

/s/  David B. McWilliams                     Director                   July 21, 1997
--------------------------
  David B. McWilliams

/s/  David W. Ortlieb                        Director                   July 21, 1997
--------------------------
   David W. Ortlieb

/s/  Allan D. Rudzik                         Director                   July 21, 1997
--------------------------
   Allan D. Rudzik